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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.   20549


                                    FORM  8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):     May 6, 1994

                         CENTRAL POWER AND LIGHT COMPANY
             (Exact name of registrant as specified in its charter)

                                      TEXAS
                 (State or other jurisdiction of incorporation)

       0-346                                               74-0550600
(Commission File Number)                       (IRS Employer Identification No.)

                 539 N. Carancahua, Corpus Christi, Texas, 78401
              (Address of principal executive offices)  (zip code)

                                 (512) 881-5300
              (Registrant's telephone number, including area code)



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Item 5.  Other Events

In anticipation of possible debt offerings, Central Power and Light Company hereby files the following financial information.

SELECTED FINANCIAL INFORMATION (UNAUDITED)
(Dollars in Thousands)
                                      Three Months Ended
                                          March 31,          Twelve Months Ended
                                      1994          1993        March 31, 1994
Operating Revenues                  $263,229      $238,254         $1,248,503
Operating Income                      36,943        39,593            187,429
Net Income Before Cumulative
  Effect of Changes in Accounting
  Principles                          24,986        26,845            143,271
Net Income                            24,986        54,560            142,851
Net Income for Common Stock           21,528        50,980            128,937

Net Utility Plant                                                   3,456,065

Ratio of Earnings to Fixed Charges                                       2.70

CAPITALIZATION AT MARCH 31, 1994 (UNAUDITED)
(Dollars in Thousands)
                                             Dollars           Percent

Common Equity                              $1,425,667            46.6%
Preferred Stock                               268,902             8.8%
Long-Term Debt                              1,364,545            44.6%
                                           $3,059,114           100.0%


NET INCOME FOR COMMON STOCK
Net income for common stock decreased 57.8% during the first quarter of 1994 to $21.5 million from $51.0 million in the same quarter of 1993. The decline reflects the higher restated level of 1993 net income for common stock due to the cumulative effect of changes in accounting principles. These changes included a change in the Company's method of accounting for unbilled revenues which had a $29.9 million (net of taxes) effect on net income and the offsetting expense of $2.2 million (net of taxes) for the adoption of Statement of Financial Accounting Standard No. 112, Employers' Accounting for Postemployment Benefits. The decline was also attributable to increased South Texas Project electric generating station operating and maintenance expenses, increased administrative and general expenses, additional depreciation, higher taxes other than Federal income taxes, and the decline in Mirror CWIP liability amortization. Partially offsetting the effects of the above items were increased base revenues, reduced interest expense resulting from debt management activities, and lower preferred stock dividends.

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RATIO OF EARNINGS TO FIXED CHARGES
FOR THE TWELVE MONTHS ENDED MARCH 31, 1994
(Dollars in Thousands)

                                                          (UNAUDITED)

Operating Income                                           $187,429

Adjustments:
   Federal income taxes                                     (24,989)
   Provision for deferred Federal income taxes               96,899
   Deferred investment tax credits                           (5,806)
   Other income and deductions                                2,031
   Allowance for borrowed and equity funds
      used during construction                                2,981
   Mirror CWIP amortization                                  73,776
      Earnings                                             $332,321

Fixed charges:
   Interest on long-term debt                               109,972
   Interest on short-term debt and other                     13,145
      Fixed Charges                                        $123,117


Ratio of Earnings to Fixed Charges                             2.70

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               CENTRAL POWER AND LIGHT COMPANY



Date:  May 6, 1994

                                                     By:DAVID P. SARTIN
                                                        David P. Sartin
                                                        Controller and Chief
                                                        Accounting Officer